UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2018, the Board of Directors (the “Board”) of Orgenesis Inc. (the “Company”) approved a change to the Company’s fiscal year end from November 30 to December 31 of each year.

This change in fiscal year end will commence with the twelve month period ending December 31, 2019. As a result of the change, the Company will have a December 2018 fiscal month transition period, the results of which are expected to be separately reported in the Company’s Quarterly Report on Form 10-Q for the new fiscal first quarter ending March 31, 2019 and in the Company’s Annual Report on Form 10-K for the 2019 fiscal year.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 23, 2018, the Company held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) at 10:00 a.m. at the offices of Pearl Cohen Zedek Latzer Baratz LLP at 1500 Broadway, New York, NY. As of August 24, 2018, the record date for the 2018 Annual Meeting, there were 13,620,534 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 6,238,451 shares of common stock, or 45.8% of the shares entitled to vote, was present at the 2018 Annual Meeting. A description of the material terms of each proposal set forth below were included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 21, 2018 (the “Proxy Statement”). The final voting results of the 2018 Annual Meeting are set forth below.

1.     Proposal to elect directors to serve until the 2019 Annual Meeting of Stockholders.

The Company’s stockholders elected each of the Company’s five nominees for director to serve a term of one year to expire at the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Vered Caplan	6,076,275	162,176
Guy Yachin	6,039,884	198,567
David Sidransky	6,201,075	37,376
Yaron Adler	6,039,884	198,567
Ashish Nanda	6,076,275	162,176

2.     Proposal to approve certain terms of the Stockholders' Agreement ("Stockholders' Agreement Terms") entered into in connection with the Stock Purchase Agreement dated June 28, 2018 ("Stock Purchase Agreement"), by and among the Company, Masthercell Global Inc. ("Masthercell Global"), and GPP-II Masthercell, LLC ("GPP-II") and the potential exercise by GPP-II of its rights under the Stockholders' Agreement, each as described in the Proxy Statement.

The Company’s stockholders approved the Stockholders' Agreement Terms as set forth below:

Votes For	Votes Against	Abstain
5,666,342	572,009	100

3.     Proposal to approve the potential future issuance of the Company's common stock upon the exercise of an option by GPP-II to exchange the preferred stock of Masthercell Global (the "Masthercell Global Preferred Stock") pursuant to the terms of the Stockholders' Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635.

The Company’s stockholders approved future issuance of the Company's common stock upon the exercise of an option by GPP-II to exchange the Masthercell Global Preferred Stock:

Votes For	Votes Against	Abstain
5,666,342	572,009	100

4.    Proposal to ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited the Company's independent registered public accounting firm for the fiscal year ending November 30, 2018.

Votes For	Votes Against	Abstain
6,076,975	161,191	285

All proposals received the requisite number of votes and were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

October 25, 2018